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                                                                     Exhibit 99

                WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP

                                 JUNE 30, 1997

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended June 30, 1997:

             Net Loss                                              $ (30,000)
             Add:Amortization expense                                 30,000
                     Depreciation expense                            397,000
             Less:Cash to reserves                                  (347,000)
                                                                   ---------

             Cash Available for Distribution                       $  50,000
                                                                   =========

             Distributions allocated to Limited Partners           $  50,000
                                                                   =========


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 1997:

  Entity Receiving                       Form of
    Compensation                       Compensation                    Amount
-------------------    -------------------------------------------   ---------

General Partners       Interest in Cash Available for Distribution   $      --

Winthrop Management    Property Management Fee                       $  85,000


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